EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-107564 of the Gymboree Corporation on Form S-8 of our report dated April 14, 2004, appearing in the Annual Report on Form 10-K of The Gymboree Corporation for the fiscal year ended January 31, 2004.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
June 23, 2004